UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 15, 2003

American Coin Merchandising, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14780 (Commission File No.)	84-1093721 (IRS Employer Identification No.)

397 South Taylor Avenue
Louisville, Colorado 80027
(Address of principal executive offices)
(Zip code)

(303) 444-2559
(Registrant’s telephone number, including area code)

     This Amendment No. 1 to the Current Report of American Coin Merchandising, Inc. (the “Registrant”) on Form 8-K dated April 30, 2003 (the “Report”), relates to the April 15, 2003 acquisition by Folz Vending, Inc. (formally known as FVFN Acquisition Corp.), a wholly owned subsidiary of the registrant, of substantially all of the assets of Folz Vending Co., Inc. and its wholly owned subsidiary Folz Novelty Co., Inc. (collectively “Folz”). The acquisition was made pursuant to an Asset Purchase Agreement dated as of March 14, 2003 by and among FVFN Acquisition Corp (now know as Folz Vending, Inc.), the Registrant, Folz, The Roger Folz Revocable Trust (the sole stockholder of Folz Vending Co., Inc. and the majority stockholder of Folz Novelty Co., Inc.), and Roger Folz (the grantor of the Roger Folz Revocable Trust). The purpose of this Amendment is to amend Items 7(a) and 7(b) of the Report to provide the Folz financial statements and the required pro forma financial information relating to the Registrant’s acquisition of substantially all the assets of Folz on April 15, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

Filed herewith as part of this report are the following Financial Statements of Folz:

Folz Vending Co., Inc. and Affiliates
Combined Financial Statements – Unaudited For the Three Months Ended March 31, 2003 and 2002
Independent Accountants’ Report
Combined Balance Sheet as of March 31, 2003
Combined Statements of Operations for the three months ended March 31, 2003 and 2002
Combined Statements of Stockholder’s Equity for the three months ended March 31, 2003 and 2002
Combined Statements of Cash Flows for the three months ended March 31, 2003 and 2002
Notes to Combined Financial Statements

Folz Vending Co., Inc. and Affiliates
Combined Financial Statements For the Year Ended December 31, 2002
Independent Accountants’ Report
Combined Balance Sheet as of December 31, 2002
Combined Statement of Income for the year ended December 31, 2002
Combined Statement of Stockholder’s Equity for the year ended December 31, 2002
Combined Statement of Cash Flows for the year ended December 31, 2002
Notes to Combined Financial Statements

Folz Vending Co., Inc. and Affiliates
Combined Financial Statements For the Years Ended December 31, 2001 and 2000
Report of Independent Certified Public Accountants
Combined Balance Sheets as of December 31, 2001 and 2000
Combined Statements of Earnings for the years ended December 31, 2001 and 2000
Combined Statements of Stockholder’s Equity for the years ended December 31, 2001 and 2000
Combined Statements of Cash Flows for the years ended December 31, 2001 and 2000
Notes to Combined Financial Statements

(b)	Unaudited Pro Forma Financial Information.

The following Unaudited Pro Forma Financial Information is attached:

American Coin Merchandising, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2003
Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2002
Unaudited Pro Forma Condensed Statement of Operations for the three months ended March 31, 2003
Notes to Unaudited Pro Forma Condensed Financial Statements

     On April 15, 2003, the Registrant completed the acquisition of substantially all of the assets of Folz for $22.0 million subject to certain post-closing adjustments. The acquisition was funded through additional borrowings under the Company’s amended and restated credit facility of $4.5 million, the issuance of $6.5 million of additional senior subordinated notes, and a $12.5 million equity contribution received from its parent Company ACMI Holdings, Inc.

     The following unaudited pro forma financial statements assume a business combination between the Registrant and Folz accounted for using the purchase method of accounting. The unaudited pro forma financial statements are based on historical financial statements and the notes thereto of the Registrant included in its annual report on Form 10-K for the year ended December 31, 2002, its quarterly report on Form 10-Q for the three months ended March 31, 2003 and the historical financial statements and notes thereto of Folz filed herewith.

     The unaudited pro forma condensed balance sheet combines the Registrant’s March 31, 2003 condensed balance sheet with the Folz March 31, 2003 combined balance sheet, giving effect to the acquisition of Folz, accounted for as a purchase, as if it had occurred on March 31, 2003. The unaudited pro forma condensed statements of operations combine the Registrant’s historical condensed statement of operations for the year ended December 31, 2002 and three months ended March 31, 2003 with the Folz combined historical statement of operations for the same periods giving pro forma effect to the acquisition of Folz, accounted for as a purchase, as if it had occurred on January 1, 2002.

     The Registrant’s historical condensed statement of operations for the year ended December 31, 2002 provided herein combines the operating results for eleven months ended December 31, 2002 with the operating results for the one month ended January 31, 2002. The combining of successor and predecessor periods is not acceptable under accounting principles generally accepted in the United States of America; however, the Registrant believes that this presentation is meaningful in the context of this pro forma presentation. Certain amounts contained in the Folz combined historical statement of income for the year ended December 31, 2002 and three months ended March 31, 2003 have been reclassified to conform the Registrant’s basis of presentation.

     The unaudited pro forma condensed financial statements reflect the fair value of assets acquired and impact on results of operations and include the adjustments necessary to present the acquired assets as of March 31, 2003 and results of operations for Folz for the year ended December 31, 2002 and three months ended March 31, 2003. Certain adjustments have been made to reflect assets and liabilities that were not acquired in the purchase based upon March 31, 2003 amounts. The Registrant has not completed its valuation of costs in excess of assets acquired and other intangible assets, but expects to do so in the next few months. The pro forma financial statements are based on the preliminary estimates of fair value of the assets acquired and may be subject to additional adjustment.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the purchase had been consummated on such dates, nor is it necessarily indicative of future operating results or financial position. Such information is subject to the assumptions set forth in the notes to the pro forma financial statements.

     These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and the related notes thereto of the Registrant and the historical financial statements and the notes thereto of Folz filed herewith.

AMERICAN COIN MERCHANDISING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF MARCH 31, 2003
(Amounts in thousands)

	Historical	Historical	Elimination
	American Coin	Combined	of Businesses	Adjustments for the		Pro
	Merchandising, Inc.	Folz	Not Acquired	Acquisition of Folz		Forma

ASSETS			(a)
Current assets:
Cash and cash equivalents	$3,204	$1,604	$(186)	$(1,418	)(b)	$3,204
Trade accounts and other receivables	1,078	—	—	—		1,078
Inventories, net	11,840	6,773	(577)	(57	)(b)	17,979
Prepaid expenses and other assets	4,165	749	(184)	(73	)(b)	4,657

Total current assets	20,287	9,126	(947)	(1,548)		26,918

Property and equipment at cost, net	41,252	9,630	(353)	(81	)(b)	50,448
Placement fees, net of accumulated amortization	1,948	—	—	—		1,948
Costs in excess of assets acquired and other intangible assets, net of accumulated amortization	65,637	—	—	12,539	(b)	78,176
Other assets, net of accumulated amortization	7,167	1,077	822	(1,672	)(b)	7,394

Total assets	$136,291	$19,833	$(478)	$9,238		$164,884

See accompanying notes to unaudited pro forma condensed financial statements.

AMERICAN COIN MERCHANDISING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET (CONTINUED)
AS OF MARCH 31, 2003
(Amounts in thousands)

	Historical
	American Coin	Historical	Elimination
	Merchandising,	Combined	of Businesses	Adjustments for the		Pro
	Inc.	Folz	Not Acquired	Acquisition of Folz		Forma

LIABILITIES AND STOCKHOLDERS’ EQUITY			(a)
Current liabilities:
Current portion of long-term debt	$4,728	$1,670	$—	$(1,670	)(b)	$4,728
Accounts payable	7,004	3,044	(39)	—		10,009
Accrued commissions	3,350	1,519	(142)	—		4,727
Other accrued expenses	1,265	711	(38)	—		1,938

Total current liabilities	16,347	6,944	(219)	(1,670)		21,402
Long-term debt, net of current portion	77,415	4,804	—	(4,804	)(b)	88,453
				11,038	(c)
Other liabilities	795	—	—	—		795
Fair value of interest rate collar agreement	1,300	—	—	—		1,300

Total liabilities	95,857	11,748	(219)	4,564		111,950
Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated debentures	12,987	—	—	—		12,987
Subordinated debt	—	1,500	—	(1,500	)(b)	—
Stockholders’ equity:
Common stock	—	500	—	(500	)(b)	—
Additional paid-in capital	28,629	126	—	(126	)(b)	41,129
				12,500	(c)
(Accumulated deficit) retained earnings	(1,182)	7,259	(259)	(7,000	)(b)	(1,182)

	27,447	7,885	(259)	4,874		39,947
Less treasury stock	—	(1,300)	—	1,300	(b)	—

Total stockholders’ equity	27,447	6,585	(259)	6,174		39,947

Total liabilities and stockholders’ equity	$136,291	$19,833	$(478)	$9,238		$164,884

See accompanying notes to unaudited pro forma condensed financial statements.

AMERICAN COIN MERCHANDISING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(Amounts in thousands)

	Historical
	American Coin	Historical	Elimination
	Merchandising,	Combined	of Businesses	Adjustments for the		Pro
	Inc.	Folz	Not Acquired	Acquisition of Folz		Forma

			(a)
Revenue:
Vending	$142,117	$54,223	$(3,946)	$—		$192,394
Franchise and other	2,299	—	—	—		2,299

Total revenue	144,416	54,223	(3,946)	—		194,693

Cost of revenue:
Vending, excluding related depreciation and amortization	94,661	42,092	(3,132)	—		133,621
Depreciation and amortization	12,667	2,173	(173)	(724	)(d)	13,943

Total cost of vending	107,328	44,265	(3,305)	(724)		147,564
Franchise and other	739	—	—	—		739

Total cost of revenue	108,067	44,265	(3,305)	(724)		148,303

Gross profit	36,349	9,958	(641)	724		46,390
General and administrative expenses	25,828	7,947	(719)	—		33,056
Depreciation and amortization	1,037	410	—	(148	)(d)	1,299
Loss on debt refinancing	1,727	—	—	—		1,727

Operating earnings	7,757	1,601	78	872		10,308
Interest expense, net	10,798	889	(4)	497	(e)	12,180
Change in fair value of interest rate collar	1,429	—	—	—		1,429

(Loss) earnings before income taxes	(4,470)	712	82	375		(3,301)
Income tax benefit (expense)	1,698	(98)	30	(376	)(f)	1,254

Net (loss) earnings	$(2,772)	$614	$112	$(1)		$(2,047)

See accompanying notes to unaudited pro forma condensed financial statements.

AMERICAN COIN MERCHANDISING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2003
(Amounts in thousands)

	Historical
	American Coin	Historical	Elimination
	Merchandising,	Combined	of Businesses	Adjustments for the		Pro
	Inc.	Folz	Not Acquired	Acquisition of Folz		Forma

			(a )
Revenue:
Vending	$37,115	$12,285	$(870)	$—		$48,530
Franchise and other	880	—	—	—		880

Total revenue	37,995	12,285	(870)	—		49,410

Cost of revenue:
Vending, excluding related depreciation and amortization	25,532	9,820	(725)	—		34,627
Depreciation and amortization	3,122	473	(27)	(127	)(e)	3,441

Total cost of vending	28,654	10,293	(752)	(127)		38,068
Franchise and other	534	—	—	—		534

Total cost of revenue	29,188	10,293	(752)	(127)		38,602

Gross profit	8,807	1,992	(118)	127		10,808
General and administrative expenses	6,598	1,997	(187)	—		8,408
Depreciation and amortization	239	91	—	(25	)(e)	305

Operating earnings	1,970	(96)	69	152		2,095
Interest expense, net	2,878	130	—	215	(e)	3,223
Change in fair value of interest rate collar	52	—	—	—		52

(Loss) earnings before income taxes	(960)	(226)	69	(63)		(1,180)
Income tax benefit (expense)	365	(10)	—	93	(f)	448

Net (loss) earnings	$(595)	$(236)	$69	$30		$(732)

See accompanying notes to unaudited pro forma condensed financial statements.

AMERICAN COIN MERCHANDISING, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(a)	Represents the elimination of financial information related to Folz entities that were not part of the purchase transaction but were included in the historical combined Folz financial statements.

(b)	Represents the elimination of other assets and liabilities of Folz retained by the Seller and the elimination of Folz stockholders’ equity. The purchase price has initially been allocated based on estimates of fair value as follows:

Estimated fair value of assets acquired
Inventories	$6,139
Prepaid expenses and other assets	492
Property and equipment	9,196
Other assets	227
Less fair value of liabilities assumed
Accounts payable	3,005
Accrued commissions	1,377
Other accrued expenses	673

Borrowings under credit facilities	11,038
Equity contribution from Parent	12,500

Estimated costs in excess of assets acquired	$12,539

(c)	Represents borrowings under the Registrant’s credit facilities of $11.0 million and an equity contribution of $12.5 million from its parent company to finance the purchase.

(d)	Represents the adjustments to depreciation expense as a result of the impact of conforming the depreciation lives to those of the Registrant and recalculating depreciation based on the estimated fair value, which approximates the net book value of the assets.

(e)	Represents the elimination of historical Folz interest expense and the increase in interest expense as a result of the increased borrowings under the Registrant’s credit facilities to finance the purchase. Interest expense on such borrowings is calculated using an assumed weighted average rate of 12.5%.

(f)	Represents additional income tax expense for (i) the income of Folz, as no Federal income tax expense has historically been included in the Folz financial statements because Folz’s primary operating entity has elected to be treated as an S Corporation for tax purposes, and (ii) the tax benefits of increased interest expense. Income tax expense is computed using the Registrants’s historical statutory income tax rate of 38%.

(c)	Exhibits.

4.13*	Form of 17% Senior Subordinated Notes Due 2009 by and between the Registrant and each of the purchasers listed in the Purchase Agreement among ACMI Holdings, Inc., the Registrant, as Issuer and the Purchasers named therein, dated as of April 15, 2003 (incorporated by reference to Exhibit 10.69).

10.69*	Amended and Restated Credit Agreement, dated as of April 15, 2003, by and among the Registrant, as borrower, the financial institutions named therein, as lenders, Madison Capital Funding LLC, as Agent and The Royal Bank of Scotland PLC, New York Branch, as Documentation Agent.

10.70*	Purchase Agreement among ACMI Holdings, Inc., the Registrant, as Issuer, and the Purchasers named therein dated as of April 15, 2003.

10.71*	Consent and Amendment dated as of April 15, 2003, to the Purchase Agreement dated as of February 11, 2002 and amended as of November 12, 2002, by and among ACMI Holdings, Inc., the Registrant and the Purchasers named therein and to the Warrants issued to the Purchasers pursuant to the Purchase Agreement.

10.72*	Asset Purchase Agreement, dated as of March 14, 2003, by and among FVFN Acquisition Corp., as purchaser, the Registrant, as guarantor, Folz Vending Co., Inc. and Folz Novelty Co. Inc., as sellers, The Roger Folz Revocable Trust and Roger Folz.

10.73*	Subordination and Intercreditor Agreement dated as of April 15, 2003 by and among Audax Mezzanine Fund, L.P., Audax Trust Co-Invest, L.P., Audax Co-Invest, L.P., AFF Co-Invest, L.P., AFF Co-Invest, L.P. and the Royal Bank of Scotland plc, New York Branch, the Registrant, ACMI Holdings, Inc. and Madison Capital Funding LLC.

10.74*	Amendment No. 1 to Subordination and Intercreditor Agreement dated as of April 15, 2003 among Audax Mezzanine Fund, L.P., Audax Trust Co-Invest, L.P., Audax Co-Invest, L.P., The Royal Bank of Scotland plc, New York Branch, Upper Columbia Capital Company, LLC, State Street Bank and Trust Company, the Registrant, ACMI Holdings, Inc., and Madison Capital Funding LLC.

10.75*	Form of Guarantee of 17% Senior Subordinated Notes Due 2009 by and between the Registrant, ACMI Holdings, Inc. and each of the purchasers listed in the Purchase Agreement among ACMI Holdings, Inc., the Registrant, as Issuer and the Purchasers named therein, dated as of April 15, 2003 (incorporated by reference to Exhibit 10.69).

10.76*	Joinder Agreement dated as of March 14, 2003 signed by FVFN Acquisition Corp. for the benefit of Madison Capital Funding, LLC, as Agent in connection with that certain Guarantee and Collateral Agreement dated as of February 11, 2002 among the Grantors Party thereto and the Agent.

10.77*	Reaffirmation of Guaranty and Collateral Agreement of Guaranty and Collateral Agreement dated as of February 11, 2002 of the repayment of all of the “obligations” under the certain Credit Agreement dated as of February 11, 2002, by and among American Coin Merchandising, Inc., The Royal Bank of Scotland plc, New York Branch as documentation agent, the lenders from time to time party thereto and Madison Capital Funding, LLC, as Agent, Acknowledged and Agreed by American Coin Merchandising, Inc., ACMI Holdings, Inc., FVFN Acquisition Corp. and Madison Capital Funding, LLC.

*	Previously filed by the Registrant on its Current Report on Form 8-K, dated April 15, 2003 as amended by this Form 8-K/A.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Coin Merchandising, Inc.

	By:	/s/ Kenneth W. Edic

Dated: June 30, 2003		Kenneth W. Edic Senior Vice President and Chief Financial Officer

Folz Vending Co. , Inc. and Affiliates

Combined Financial Statements - Unaudited

For The Three Months Ended March 31, 2003 and 2002

INDEPENDENT ACCOUNTANTS’ REPORT

To the Board of Directors and Stockholder
Folz Vending Co., Inc. and Affiliates

We have reviewed the accompanying combined balance sheet of Folz Vending Co., Inc. and Affiliates as of March 31, 2003, and the related combined statements of operations, stockholders’ equity, and cash flows for the three-month periods ended March 31, 2003 and 2002. These interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim combined financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, on April 15, 2003, the Company sold certain of its assets.

/s/ Weiser LLP CERTIFIED PUBLIC ACCOUNTANTS

Lake Success, NY
May 30, 2003

FOLZ VENDING CO., INC. AND AFFILIATES

COMBINED BALANCE SHEET

MARCH 31, 2003

(Unaudited)

(See Independent Accountants’ Report)

Current assets:
Cash	$1,603,887
Inventories	6,773,449
Prepaid expenses and other current assets	728,607
Prepaid income taxes	20,265

Total current assets	9,126,208

Property and equipment:
Vending equipment	38,435,419
Transportation equipment	213,455
Furniture and fixtures	1,319,795
Leasehold improvements	512,525
Computer equipment	1,613,032

42,094,226
Less accumulated depreciation and amortization	32,463,678

Net property, plant and equipment	9,630,548

Other assets:
Due from related party	321,227
Security deposits	61,655
Deferred charges and other assets	336,844
Cash surrender value, officer’s life insurance	356,988

Total other assets	1,076,714

Total assets	$19,833,470

Current liabilities:
Current maturities of long-term debt	$1,669,895
Accounts payable	3,043,735
Commissions payable	1,518,806
Accrued expenses	711,570

Total current liabilities	6,944,006

Long-term debt, net of current maturities	4,803,809

Subordinated debt	1,500,000

Stockholder’s equity:
Capital stock	500,000
Additional paid-in capital	126,380
Retained earnings	7,259,358

7,885,738
Less treasury stock — at cost	(1,300,083)

Total stockholder’s equity	6,585,655

Total liabilities and stockholder’s equity	$19,833,470

The accompanying notes are an integral part of these combined financial statements.

FOLZ VENDING CO., INC. AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

(See Independent Accountants’ Report)

	For The Three Months Ended March 31,

	2003		2002

	Amount	%	Amount	%

Gross sales	$12,285,042	100.00%	$12,822,083	100.00%
Less vending commission	4,213,664	34.30	4,470,030	34.86

	8,071,378	65.70	8,352,053	65.14

Cost of sales:
Opening inventory	6,647,604	54.11	6,931,712	54.06
Purchases	2,054,129	16.72	2,140,267	16.69
Freight-in	76,069	.62	74,134	.58
Other costs	154,499	1.26	129,913	1.01

	8,932,301	72.71	9,276,026	72.34
Less closing inventory	6,773,449	55.14	6,863,324	53.53

Total cost of sales	2,158,852	17.57	2,412,702	18.81

Gross profit	5,912,526	48.13	5,939,351	46.33

Costs and expenses:
Warehouse and shipping expenses	805,176	6.55	683,580	5.33
Selling expenses	259,273	2.11	291,411	2.27
Collection routemen’s expenses	2,495,029	20.31	2,479,536	19.34
General and administrative expenses	1,570,313	12.78	1,494,015	11.65
Data processing expenses	167,728	1.37	141,886	1.11
Truck fleet expenses	188,894	1.54	175,243	1.37

Total costs and expenses	5,486,413	44.66	5,265,671	41.07

Operating income before depreciation and amortization (carried forward)	426,113	3.47	673,680	5.26

(Continued)

FOLZ VENDING CO., INC. AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

(See Independent Accountants’ Report)

(Concluded)

	For The Three Months Ended March 31,

	2003		2002

	Amount	%	Amount	%

Operating income before depreciation and amortization (brought forward)	426,113	3.47	673,680	5.26
Depreciation and amortization of property and equipment	564,333	4.59	641,974	5.01

Operating (loss) income	(138,220)	(1.12)	31,706	.25
Interest expense	(129,506)	(1.05)	(220,909)	(1.72)
Other income – net	42,111	.34	54,304	.42

Loss before income tax expense	(225,615)	(1.83)	(134,899)	(1.05)
Income tax expense	9,575	.08	9,575	.07

Net loss	$(235,190)	(1.91)%	$(144,474)	(1.12)%

The accompanying notes are an integral part of these combined financial statements.

FOLZ VENDING CO., INC. AND AFFILIATES

COMBINED STATEMENTS OF STOCKHOLDER’S EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(Unaudited)

(See Independent Accountants’ Report)

			Accumulated
		Additional	Other
	Capital Stock -	Paid-in	Comprehensive	Retained	Treasury Stock -		Comprehensive
	No Par Value	Capital	Loss	Earnings	at Cost	Total	Loss

Balance, January 1, 2002	$500,000	$126,380	$(270,308)	$7,129,079	$(1,300,083)	$6,185,068
Increase in fair market value of interest rate swap agreement			132,168			132,168	$132,168
Distributions to stockholder				(36,000)		(36,000)
Net loss				(144,474)		(144,474)	(144,474)

Comprehensive loss							$(12,306)

Balance, March 31, 2002	$500,000	$126,380	$(138,140)	$6,948,605	$(1,300,083)	$6,136,762

Balance, January 1, 2003	$500,000	$126,380	$—	$7,494,848	$(1,300,083)	$6,821,145
Distributions to stockholder				(300)		(300)
Net loss				(235,190)		(235,190)	$(235,190)

Comprehensive loss							$(235,190)

Balance, March 31, 2003	$500,000	$126,380	$—	$7,259,358	$(1,300,083)	$6,585,655

The accompanying notes are an integral part of these combined financial statements.

FOLZ VENDING CO., INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

(See Independent Accountants’ Report)

	For The Three Months Ended
	March 31,

	2003	2002

Cash flows from operating activities:
Net loss	$(235,190)	$(144,474)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	564,333	641,974
Loss (gain) on sale of fixed assets	2,547	(982)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Inventories	(125,845)	68,388
Prepaid expenses and other current assets	(98,288)	(77,619)
Prepaid income taxes	(15,759)	(32,064)
Security deposits	(1,655)	—
Deferred charges and other assets	123,197	64,714
Accounts payable	855,265	287,255
Commissions payable	(99,382)	(72,637)
Accrued expenses	(168,679)	4,027

Net cash provided by operating activities	800,544	738,582

Cash flows from investing activities:
Capital expenditures	(644,745)	(167,096)
Proceeds from sale of equipment	816	5,505
Advances to related party	(1,547)	(24,271)

Net cash used in investing activities	(645,476)	(185,862)

(Continued)

FOLZ VENDING CO., INC. AND AFFILIATES

COMBINED STATEMENT OF CASH FLOWS

(Unaudited)

(See Independent Accountants’ Report)

(Concluded)

	For The Three Months Ended
	March 31,

	2003	2002

Cash flows from financing activities:
Repayments of long-term debt	(6,845,509)	(209,479)
Proceeds from long-term debt	6,650,000	—
Distributions to stockholder	(300)	(36,000)

Net cash used in financing activities	(195,809)	(245,479)

Net (decrease) increase in cash	(40,741)	307,241
Cash at beginning of period	1,644,628	1,387,570

Cash at end of period	$1,603,887	$1,694,811

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$120,567	$220,054

Income taxes	$25,334	$41,639

Supplemental Schedule of Noncash Investing and Financing Activities:
Equipment financed through the issuance of promissory notes	$97,000

The accompanying notes are an integral part of these combined financial statements.

FOLZ VENDING CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	SUMMARY OF ACCOUNTING POLICIES:

A summary of the significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows:

a)	Nature of Operations:

The combined financial statements of Folz Vending Co., Inc. and Affiliates include the accounts of Folz Vending Co., Inc. (the “Company”) and its 70%-owned subsidiary, Folz Novelty Co., Inc. and its affiliate Folz Vending Co., Ltd.

The Company operates coin-operated vending machines at retail locations throughout the United States and Canada which dispense children’s toys and novelty items, as well as gum and confections.

As a result of common control and ownership, the above companies are 100% combined without reflecting minority interest in the accompanying financial statements.

All material accounts and transactions among the combined companies have been eliminated in the accompanying combined financial statements.

The capital stock of each of the above companies is as follows:

Folz Vending Co., Inc. $1 par value; 500,000 shares authorized; 500,000 shares issued	$500,000
Folz Novelty Co., Inc. No par value; 200 shares authorized; 30 shares issued and outstanding	22,000
Folz Vending Co., Ltd. $1 par value; 4,000 shares authorized; 210 shares issued and outstanding	210

522,210
Less: Elimination	(22,210)

Total Capital Stock	$500,000

b)	Foreign Currencies:

Under provisions applicable to the Company outlined in Statement of Financial Accounting Standards No. 52 (“SFAS No. 52”), “Foreign Currency Translation,” of the Financial Accounting Standards Board, the Company considers the U.S. dollar to be the functional currency of Folz Vending Co., Ltd. (a foreign corporation). Accordingly, assets and liabilities are remeasured into U.S. dollars using historical rates and the exchange gains and losses are included in operations for the year.

c)	Inventories:

Inventories, consisting of merchandise held for sale, are stated at the lower of cost or market; cost is determined using the first-in, first-out method.

d)	Property and Equipment:

Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets, less any salvage value, to operations over their estimated service lives, principally on a straight-line basis. The estimated lives used in determining depreciation and amortization are as follows:

Years

Vending equipment	5-20
Transportation equipment	5
Furniture and fixtures	8
Leasehold improvements	15
Computer equipment	8
Trucking equipment	5

Expenditures for repairs and maintenance are expensed as incurred. The cost of renewals and betterments are capitalized.

e)	Income Taxes:

The Company and its affiliates file separate Federal and state income tax returns. The Company’s primary operating entity has elected to be treated as an S Corporation for tax purposes. Under this election, income taxes are payable personally by the stockholder of the Company. Certain states in which the Company operates do not recognize S Corporation elections, and, accordingly, a provision for state and local taxes has been included in the financial statements.

Folz Novelty Co., Inc. is treated as a C Corporation for tax purposes. For this affiliate and for the state taxes on income referred to above, the Company follows Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. The net differences between financial statement and tax basis asset and liability values are not material and therefore, no deferred tax asset or liability has been recorded.

f)	Retirement Plans:

The Company maintains a 401(k) savings plans for union and nonunion employees. Employees become eligible for participation in the plans after six months of service (determined on the basis of actual hours for which an employee is paid, or entitled to payment). Under the plans, employees may contribute up to 15% of their salary to the plans. The Company matches 30% of the first 5% of the employee’s contribution. The Company’s contributions to the plans for the three months ended March 31, 2003 and 2002 were approximately $25,300 and $24,800, respectively.

g)	Use of Estimated and Fair Value of Financial Instruments:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company has estimated the fair value of financial instruments using available market information and other valuation methodologies in accordance with Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments.” Management of the Company believes that the fair value of financial instruments, consisting principally of cash and accounts payable approximate carrying value based on the short-term maturity of these instruments. The estimated fair values of the Company’s bank financing, equipment notes and interest rate swap agreements, based upon market rates, approximate the carrying values.

h)	Derivative Financial Instruments:

As of January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, “Accounting for Derivatives and Hedging Activities” (“SFAS 133”), as amended. As a result of adopting SFAS 133, the Company recognized its interest rate swap agreements in the combined financial statements at fair value. Changes in the fair value of derivative financial instruments are either recognized periodically in income or in stockholder’s equity as a component of accumulated other comprehensive income depending on whether the derivative financial instrument qualifies for hedge accounting, and if so, whether it qualifies as a fair value or cash flow hedge. Generally, the changes in the fair value of derivatives accounted for as fair value hedges are recorded in income along with the portions of the changes in the fair value of hedged items that relate to the hedged risks. Changes in the fair value of derivatives accounted for as cash flow hedges, to the extent they are effective as hedges, are recorded in accumulated other comprehensive income. Changes in the fair values for derivatives not qualifying as hedged are reported in income.

Derivative financial instruments are used by the Company principally in the management of its foreign currency and interest rate exposures. The swap agreements were designated with the principal amounts and terms of the underlying debt being hedged, and they qualified as effective hedges under SFAS 133. In 2002, accumulated other comprehensive loss was adjusted to the fair value of the swap at March 31, 2002, $138,140, with no impact on earnings. Amounts to be paid or received under interest rate swap agreements were accrued as interest rates change and were recognized over the life of the swap agreements as an adjustment to interest expense.

In connection with the new financing agreement entered into January 16, 2003 (See Note 2(a)), the Company repaid the underlying indebtedness and terminated the swap.

i)	Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents accounts in financial institutions which exceed the FDIC coverage limit of $100,000. The Company is at risk for any amounts exceeding the FDIC limits.

j)	Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

k)	Unaudited Financial Statements:

The unaudited combined financial statements as of March 31, 2003 and for the three months ended March 31, 2003 and March 31, 2002, have been prepared in accordance with generally accepted accounting principles for interim financial statements. In the opinion of the Company, these unaudited combined financial statements reflect all adjustments necessary, consisting of normal recurring adjustments, for a fair presentation of such data. The combined results for interim periods are not necessarily indicative of the results expected for a full year.

2.	DEBT:

Bank and equipment debt consists of the following at March 31, 2003:

	Annual
	Interest Rate

Revolving credit loan (a)	Prime + .75%	$250,000
Term loan (a)	Prime + 1%	6,080,000
Equipment notes payable (b)	8.46% - 10.45%	143,704

		6,473,704
Less current maturities		1,669,895

		$4,803,809

a)	Bank Financing:

On January 16, 2003, the Company refinanced its existing bank debt with another financial institution. The agreement provides for a revolving credit facility not to exceed $1,300,000 bearing interest at the prime rate plus .75% (5% at March 31, 2003) and expiring on June 30, 2003. In addition, the agreement provides for a term loan in the amount of $6,400,000. The term loan is payable in sixty equal monthly installments and bears interest at the prime rate plus 1% (5.25% at March 31, 2003).

The stockholder has subordinated a note in the amount of $1,500,000 payable by the Company to him, to the bank debt. The loan bears interest at 9.25% per annum. Repayments of the subordinated debt are restricted under the lending agreement with the bank. Interest paid to the stockholder was approximately $35,000 for the three months ended March 31, 2003 and 2002. The subordination agreement was terminated upon repayment of the bank debt. See below.

On April 15, 2003, all outstanding bank debt was repaid from the proceeds of the sale of the assets of the business. (See Note 7).

b)	Equipment Notes:

Equipment notes payable consist of various notes collateralized by vending and warehouse equipment and are payable in varying amounts through 2005.

Future aggregate maturities of debt, excluding subordinated debt, for the years subsequent to March 31, 2003 are as follows:

Years Ending
December 31,

2003 (remainder of year)	$1,348,907
2004	1,284,082
2005	1,280,715
2006	1,280,000
2007	1,280,000

$6,473,704

3.	COMMITMENTS AND CONTINGENCIES:

Lease Commitments:

The Company leases certain of its facilities from the stockholder of the Company on a month to month basis. Under the terms of an oral agreement, the Company maintains a $60,000 security deposit with the stockholder and is obligated to make annual payments of $300,000. This amount is not included in the future minimum payments schedule. In connection with the sale referred to in Note 7, the purchaser entered into a new lease with the stockholder.

The Company leases various facilities, transportation, office and warehouse equipment under noncancellable operating lease agreements which expire at various dates through 2006.

The following is a schedule of the approximate future minimum payments under noncancellable operating leases as of March 31, 2003:

Years Ending
December 31,	Amount

2003 (Remainder of year)	$331,000
2004	175,000
2005	90,000
2006	3,000

$599,000

Rent expense was approximately $469,000 and $477,000 for the three months ended March 31, 2003 and 2002, respectively.

Letters of Credit:

Outstanding letters of credit at March 31, 2003 aggregated $176,981. Additionally, the Company had a standby letter of credit at March 31, 2003 in the amount of $300,000.

4.	OTHER TRANSACTIONS:

During the three months ended March 31, 2003, the Company had sales to three customers, each comprising 22%, 13.5% and 9.5% of total sales. During the three months ended March 31, 2002, the Company had sales to three customers, each comprising 22%, 13.7% and 9.7% of total sales. In February 2003, the Company was notified that a customer accounting for approximately 9.5% of the Company’s annual sales would not renew its contract upon its expiration on April 30, 2003.

The Company purchased approximately 27% and 13% of its products from two suppliers in the three months ended March 31, 2003 and 44% and 14% in the three months ended March 31, 2002. If required, management believes that, similar products are readily available from various alternative sources.

5.	INCOME TAXES:

The provision for income taxes consists of the following:

	For The Three Months Ended
	March 31,

	2003	2002

Federal	$1,000	$1,000
State and local	8,575	8,575

	$9,575	$9,575

6.	DUE FROM RELATED PARTY:

Due from related party represents loans to an officer in the amount of $437,694 and loans from an officer in the amount of $116,467 at March 31, 2003. The loans are reported net, due on demand, and bear interest at the prime rate (4.25% at December 31, 2002). Net interest accrued on the loans amounted to approximately $3,300 and $2,500 for the three months ended March 31, 2003 and 2002, respectively.

Also see Notes 2 and 3.

7.	SUBSEQUENT EVENTS:

Contract of Sale:

Pursuant to a contract dated March 14, 2003, on April 15, 2003, the Company sold inventory, property and equipment and certain intangible assets of Folz Vending Co., Inc. and Folz Novelty Co., Inc. for $22,000,000 in cash. In addition, the purchaser assumed $3,800,000 of liabilities.

Folz Vending Co., Inc. and Affiliates

Combined Financial Statements

For The Year Ended December 31, 2002

To The Board of Directors and Stockholder
Folz Vending Co., Inc. and Affiliates

We have audited the combined balance sheet of Folz Vending Co., Inc. and Affiliates as of December 31, 2002, and the related combined statements of income, stockholder’s equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Folz Vending Co., Inc. and Affiliates as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As disclosed in Note 7(a), the Company entered into a contract to sell certain assets of the Company.

/s/ Weiser LLP
CERTIFIED PUBLIC ACCOUNTANTS

Lake Success, N. Y.
February 25, 2003, except for Note 7(a),
as to which the date is March 14, 2003

FOLZ VENDING CO., INC. AND AFFILIATES

COMBINED BALANCE SHEET

December 31, 2002

Current assets:
Cash	$1,644,628
Inventories	6,647,604
Prepaid expenses and other current assets	630,319
Prepaid income taxes	4,506

Total current assets	8,927,057

Property and equipment:
Vending equipment	37,788,326
Transportation equipment	211,455
Furniture and fixtures	1,311,704
Leasehold improvements	512,525
Computer equipment	1,531,495

41,355,505
Less accumulated depreciation and amortization	31,899,003

Net property, plant & equipment	9,456,502

Other assets:
Due from related party	319,680
Security deposits	60,000
Deferred charges and other assets	460,041
Cash surrender value, officer’s life insurance	356,988

Total other assets	1,196,709

Total assets	$19,580,268

Current liabilities:
Current maturities of long-term debt	$1,435,102
Accounts payable	2,188,470
Commissions payable	1,618,188
Accrued expenses	880,249

Total current liabilities	6,122,009

Long-term debt, net of current maturities	5,137,114

Subordinated debt	1,500,000

Stockholder’s equity:
Capital stock	500,000
Additional paid-in capital	126,380
Retained earnings	7,494,848

8,121,228
Less treasury stock — at cost	1,300,083

Total stockholder’s equity	6,821,145

Total liabilities and stockholder’s equity	$19,580,268

The accompanying notes are an integral part of these combined financial statements.

FOLZ VENDING CO., INC. AND AFFILIATES

COMBINED STATEMENT OF INCOME

For The Year Ended December 31, 2002

	Amount	%

Gross sales	$54,222,642	100.00%
Less vending commission	18,324,702	33.80

	35,897,940	66.20

Cost of sales:
Opening inventory	6,931,712	12.78
Purchases	8,824,769	16.28
Freight-in	375,673	.69
Other costs	556,538	1.03

	16,688,692	30.78
Less closing inventory	6,647,604	12.26

Total cost of sales	10,041,088	18.52

Gross profit	25,856,852	47.68

Costs and expenses:
Warehouse and shipping expenses	3,008,111	5.55
Selling expenses	1,157,170	2.13
Collection routemen’s expenses	10,208,833	18.83
General and administrative expenses	6,208,832	11.45
Data processing expenses	581,304	1.07
Truck fleet expenses	742,206	1.37

Total costs and expenses	21,906,456	40.40

Operating income before depreciation and amortization (carried forward)	3,950,396	7.28

(Continued)

FOLZ VENDING CO., INC. AND AFFILIATES

COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2002

(Concluded)

	Amount	%

Operating income before depreciation and amortization (brought forward)	3,950,396	7.28
Depreciation and amortization of property and equipment	2,582,666	4.76

Operating income	1,367,730	2.52
Interest expense	(889,298)	(1.64)
Other income — net	233,018	.43

Income before income tax expense	711,450	1.31
Income tax expense	97,564	.18

Net income	$613,886	1.13%

The accompanying notes are an integral part of these combined financial statements.

FOLZ VENDING CO., INC. AND AFFILIATES

COMBINED STATEMENT OF STOCKHOLDER’S EQUITY

For The Year Ended December 31, 2002

			Accumulated
		Additional	Other
	Capital Stock—	Paid-in	Comprehensive	Retained	Treasury Stock—		Comprehensive
	No Par Value	Capital	Loss	Earnings	at Cost	Total	Income

Balance, January 1, 2002	$500,000	$126,380	$(270,308)	$7,129,079	$(1,300,083)	$6,185,068
Increase in fair market value of interest swap agreement			152,808			152,808	$152,808
Loss on interest rate swap			117,500			117,500	117,500
Reclassification of loss on interest rate swap							(117,500)
Distributions to stockholder				(248,117)		(248,117)
Net income				613,886		613,886	613,886

Comprehensive income							$766,694

Balance, December 31, 2002	$500,000	$126,380	$—	$7,494,848	$(1,300,083)	$6,821,145

The accompanying notes are an integral part of these combined financial statements.

FOLZ VENDING CO., INC. AND AFFILIATES

COMBINED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2002

Cash flows from operating activities:
Net income	$613,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,582,666
Gain on sale of fixed assets	(5,915)
Loss on interest rate swap	117,500
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Inventories	284,108
Prepaid expenses and other current assets	(174,220)
Cash surrender value, officer’s life insurance	(10,536)
Deferred charges and other assets	115,561
Accounts payable	499,204
Commissions payable	10,768
Accrued expenses	136,810

Net cash provided by operating activities	4,169,832

Cash flows from investing activities:
Capital expenditures	(1,753,700)
Proceeds from sale of equipment	23,773
Advances to related party	(127,916)

Net cash used in investing activities	(1,857,843)

(Continued)

FOLZ VENDING CO., INC. AND AFFILIATES

COMBINED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2002

(Concluded)

Cash flows from financing activities:
Repayments of long-term debt	(1,550,000)
Repayments of note payable	(256,814)
Distributions to stockholder	(248,117)

Net cash used in financing activities	(2,054,931)

Net increase in cash	257,058
Cash at beginning of year	1,387,570

Cash at end of year	$1,644,628

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$789,669

Income taxes	$85,923

The accompanying notes are an integral part of these combined financial statements.

FOLZ VENDING CO., INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	SUMMARY OF ACCOUNTING POLICIES:

A summary of the significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows:

a)	Nature of Operations:

The combined financial statements of Folz Vending Co., Inc. and Affiliates include the accounts of Folz Vending Co., Inc. (the “Company”) and its 70%-owned subsidiary, Folz Novelty Co., Inc. and its affiliate Folz Vending Co., Ltd.

The Company operates coin-operated vending machines at retail locations throughout the United States and Canada which dispense children’s toys and novelty items, as well as gum and confections.

As a result of common control and ownership, the above companies are 100% combined without reflecting minority interest in the accompanying financial statements.

All material accounts and transactions among the combined companies have been eliminated in the accompanying combined financial statements.

The capital stock of each of the above companies is as follows:

Folz Vending Co., Inc.
$1 par value; 500,000 shares authorized; 500,000 shares issued	$500,000
Folz Novelty Co., Inc.
No par value; 200 shares authorized; 30 shares issued and outstanding	22,000
Folz Vending Co., Ltd.
$1 par value; 4,000 shares authorized; 210 shares issued and outstanding	210

522,210
Less: Elimination	(22,210)

Total Capital Stock	$500,000

b)	Foreign Currencies:

Under provisions applicable to the Company outlined in Statement of Financial Accounting Standards No. 52 (“SFAS No. 52”), “Foreign Currency Translation,” of the Financial Accounting Standards Board, the Company considers the U.S. dollar to be the functional currency of Folz Vending Co., Ltd. (a foreign corporation). Accordingly, assets and liabilities are remeasured into U.S. dollars using historical rates and the exchange gains and losses are included in operations for the year.

c)	Inventories:

Inventories, consisting of merchandise held for sale, are stated at the lower of cost or market; cost is determined using the first-in, first-out method.

d)	Property and Equipment:

Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets, less any salvage value, to operations over their estimated service lives, principally on a straight-line basis. The estimated lives used in determining depreciation and amortization are as follows:

Years

Vending equipment	5-20
Transportation equipment	5
Furniture and fixtures	8
Leasehold improvements	15
Computer equipment	8
Trucking equipment	5

Expenditures for repairs and maintenance are expensed as incurred. The cost of renewals and betterments are capitalized.

e)	Income Taxes:

The Company and its affiliates file separate Federal and state income tax returns. The Company’s primary operating entity has elected to be treated as an S Corporation for tax purposes. Under this election, income taxes are payable personally by the stockholder of the Company. Certain states in which the Company operates do not recognize S Corporation elections, and, accordingly, a provision for state and local taxes has been included in the financial statements.

Folz Novelty Co., Inc. is treated as a C Corporation for tax purposes. For this affiliate and for the state taxes on income referred to above, the Company follows Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. The net differences between financial statement and tax basis asset and liability values are not material and therefore, no deferred tax asset or liability has been recorded.

f)	Retirement Plans:

The Company maintains 401(k) savings plans for union and nonunion employees. Employees become eligible for participation in the plans after six months of service (determined on the basis of actual hours for which an employee is paid, or entitled to payment). Under the plans, employees may contribute up to 15% of their salary to the plans. The Company matches 30% of the first 5% of the employee’s contribution. The Company’s contributions to the plans for 2002 were approximately $99,000.

g)	Use of Estimated and Fair Value of Financial Instruments:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company has estimated the fair value of financial instruments using available market information and other valuation methodologies in accordance with Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments.” Management of the Company believes that the fair value of financial instruments, consisting principally of cash and accounts payable approximate carrying value based on the short-term maturity of these instruments. The estimated fair values of the Company’s bank financing, equipment notes and interest rate swap agreements, based upon market rates, approximate the carrying values.

h)	Derivative Financial Instruments:

As of January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, “Accounting for Derivatives and Hedging Activities” (“SFAS 133”), as amended. As a result of adopting, SFAS 133, the Company recognized its interest rate swap agreements in the combined financial statements at fair value. Changes in the fair value of derivative financial instruments are either recognized periodically in income or in stockholder’s equity as a component of accumulated other comprehensive income depending on whether the derivative financial instrument qualifies for hedge accounting, and if so, whether it qualifies as a fair value or cash flow hedge. Generally, the changes in the fair value of derivatives accounted for as fair value hedges are recorded in income along with the portions of the changes in the fair value of hedged items that relate to the hedged risks. Changes in the fair value of derivatives accounted for as cash flow hedges, to the extent they are effective as hedges, are recorded in accumulated other comprehensive income. Changes in the fair values for derivatives not qualifying as hedged are reported in income.

Derivative financial instruments are used by the Company principally in the management of its foreign currency and interest rate exposures. The swap agreements were designated with the principal amounts and terms of the underlying debt being hedged, and they qualified as effective hedges under SFAS 133. The fair value of the swap agreements of $(117,500) at December 31, 2002 has been recorded as a component of accrued expenses. Amounts to be paid or received under interest rate swap agreements were accrued as interest rates change and were recognized over the life of the swap agreements as an adjustment to interest expense.

In connection with the new financing agreement entered into January 16, 2003 (See Note 7(b)), the Company repaid the underlying indebtedness and terminated the swap. At December 31, 2002, due to its anticipated ineffectiveness, the rate swap no longer qualified for hedge accounting treatment. The fair value of $(117,500) remains reflected as a liability in the balance sheet and amounts recorded in accumulated other comprehensive loss have been reflected as a charge to interest expense.

i)	Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents accounts in financial institutions which exceed the FDIC coverage limit of $100,000. The Company is at risk for any amounts exceeding the FDIC limits.

j)	Cash and Cash Equivalents:

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

2.	DEBT:

Bank and equipment debt consists of the following at:

	Annual	December 31,
	Interest rate	2002

Revolving credit loan (a)	LIBOR + 5.95%	$1,400,000
Revolving credit loan (a)	LIBOR	3,000,000
Term loan (a)	LIBOR	2,000,000
Equipment notes payable (b)	8.46% - 10.45%	172,216

		6,572,216
Less current maturities		1,435,102

		$5,137,114

a)	Bank Financing:

In 1993, the Company entered into a lending agreement with a bank and, concurrently, the Company’s sole stockholder refinanced certain real property owned by the stockholder and leased to the Company, the proceeds of which $(1,500,000), under the terms of the agreement, have been lent to the Company in the form of subordinated debt at an annual interest rate of 9.25%. Repayments of the subordinated debt are restricted under the bank lending agreement. Interest paid to the stockholder was $138,750 for the year ended December 31, 2002. See Note 7.

The Company’s lending agreement with its bank, expiring in January 2003, as amended (“the Agreement”) provided the Company with maximum borrowings of $11,500,000, of which $10,500,000 was available for direct borrowings and $1,000, 000 is available for letters of credit. Outstanding letters of credit at December 31, 2002 aggregated $59,992. Additionally, the Company had a standby letter of credit at December 31, 2002 in the amount of $300,000. Pursuant to the Agreement, the revolving credit loan borrowings are due $90,000 per month beginning August 2001 through December 2001, $50,000 per month beginning January 2002 through November 30, 2002, with the remaining balance due on January 2, 2003. In addition, at December 31, 2002, $2,000,000 was outstanding pursuant to a term loan agreement which requires equal quarterly principal payments of $250,000 plus interest through December 2004. The outstanding revolving credit loan and term loan were refinanced on January 16, 2003. (See Note 7.)

The Company entered into interest rate swap agreements to limit the effect of increases in the interest rates on any floating rate debt. The swap agreements are contracts to exchange floating rate for fixed interest payments periodically over the life of the agreements without the exchange of the underlying notional amounts. In 1999, the Company entered into two swap agreements, expiring in June 2002 and December 2004, respectively, for an aggregate notional amount of $6,000,000. The effect of these agreements is to limit the interest rate exposure to 9.74% on $3,000,000 and 9.79% on $2,000,000 of the Company’s debt under its lending agreement with the bank.

The Agreement contains certain financial covenants, relating to fixed charge coverage, leverage ratios, limitations on capital expenditures and other financing, maintenance of minimum tangible net worth, and limits distributions to the Company’s stockholder, principally in amounts sufficient to pay income taxes directly attributable to the taxable earnings of the Company. Borrowings under the Agreement are collateralized by substantially all of the assets of the Company and are guaranteed by the Company’s stockholder.

b)	Equipment Notes:

Equipment notes payable consist of various notes collateralized by vending and warehouse equipment and are payable in varying amounts through 2007.

Future aggregate maturities of debt, excluding subordinated debt, for the years subsequent to December 31, 2002 are as follows:

Years Ending
December 31,

2003	$1,435,102
2004	1,296,399
2005	1,280,715
2006	1,280,000
2007	1,280,000

$6,572,216

3.	COMMITMENTS AND CONTINGENCIES:

Lease Commitments:

The Company leases certain of its facilities from the stockholder of the Company on a month to month basis. Under the terms of an oral agreement, the Company maintains a $60,000 security deposit with the stockholder and is obligated to make annual payments of $300,000. This amount is not included in the future minimum payments schedule.

The Company leases various facilities, transportation, office and warehouse equipment under noncancellable operating lease agreements which expire at various dates through 2006.

The following is a schedule of the approximate future minimum payments under noncancellable operating leases as of December 31, 2002:

Years Ending
December 31,	Amount

2003	$455,000
2004	175,000
2005	90,000
2006	3,000

$723,000

Rent expense was approximately $2,013,000 for the year ended December 31, 2002.

4.	OTHER TRANSACTIONS:

During 2002, the Company had sales to three customers, each comprising 20%, 12%, and 9.5% of total sales. In February 2003, the Company was notified that the customer accounting for approximately 9.5% of the Company’s sales would not renew its contract upon its expiration on April 30, 2003.

The Company purchased approximately 36% and 12% of its products from two suppliers in 2002. If required, management believes that, similar products are readily available from various alternative sources.

5.	INCOME TAXES:

The provision for income taxes consists of the following:

For The Year Ended
December 31,
2002

Federal	$16,332
Foreign	30,445
State and local	50,787

$97,564

6.	DUE FROM RELATED PARTY:

Due from related party represents loans to an officer in the amount of $436,147 and loans from an officer in the amount of $116,467 at December 31, 2002. The loans are reported net, due on demand, and bear interest at the prime rate (4.25% at December 31, 2002). Net interest accrued on the loans amounted to approximately $12,000 for the year ended December 31, 2002.

Also see Notes 2 and 3.

7.	SUBSEQUENT EVENTS:

a)	Contract of Sale:

On March 14, 2003, the Company entered into a contract to sell the inventory, property and equipment, and certain intangible assets of the Company for $22,000,000 in cash. In addition, the purchaser will assume approximately $3,800,000 of liabilities.

b)	Financing:

On January 16, 2003, the Company executed a loan agreement with a financial institution. The agreement provides for a revolving credit facility not to exceed $1,300,000 bearing interest at the prime rate plus. 75% (5% at December 31, 2002) and expiring on June 30, 2003. In addition, the agreement provides for a term loan in the amount of $6,400,000. The term loan is payable in sixty equal monthly installments and bears interest at the prime rate plus 1% (5.25% at December 31, 2002). The new loan facilities replace those existing at December 31, 2002. Accordingly, the current and non-current maturities of bank debt have been presented using the payment terms of the new debt. The subordinated debt referred to in Note 2(a), has been subordinated to the debt underlying the new loan agreement.

COMBINED FINANCIAL STATEMENTS
AND REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

FOLZ VENDING CO., INC. AND AFFILIATES

December 31, 2001 and 2000

C O N T E N T S

Page

Report of Independent Certified Public Accountants	3
Financial Statements
Combined Balance Sheets	4
Combined Statements of Earnings	5
Combined Statement of Stockholder’s Equity	6
Combined Statements of Cash Flows	7 - 8
Notes to Combined Financial Statements	9 - 19

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
      Folz Vending Co., Inc. and Affiliates

We have audited the accompanying combined balance sheets of Folz Vending Co., Inc. (a New York corporation) and Affiliates as of December 31, 2001 and 2000, and the related combined statements of earnings, stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Folz Vending Co., Inc. and Affiliates as of December 31, 2001 and 2000, and the combined results of their operations and their combined cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Melville, New York
February 8, 2002, except for Note B, as to
      which the date is April 3, 2002

Folz Vending Co., Inc. and Affiliates

COMBINED BALANCE SHEETS

December 31,

	2001	2000

ASSETS
CURRENT ASSETS
Cash	$1,387,570	$1,193,892
Inventories	6,931,712	7,205,590
Prepaid expenses and other assets	444,492	498,776
Prepaid income taxes	16,113	81,104

Total current assets	8,779,887	8,979,362
PROPERTY AND EQUIPMENT, NET	10,303,326	12,012,043
DUE FROM STOCKHOLDER AND AFFILIATES	191,764	245,004
OTHER ASSETS	982,054	1,324,253

	$20,257,031	$22,560,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,760,511	$1,430,883
Accounts payable	1,689,266	2,450,428
Commissions payable	1,607,420	1,565,619
Accrued liabilities	896,247	660,338

Total current liabilities	5,953,444	6,107,268
LONG-TERM DEBT, less current maturities	6,618,519	8,635,285
STOCKHOLDER SUBORDINATED DEBT	1,500,000	1,500,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER’S EQUITY
Capital stock — no par value	500,000	500,000
Additional paid-in capital	126,380	127,380
Retained earnings	7,129,079	6,990,812
Accumulated other comprehensive loss	(270,308)

	7,485,151	7,618,192
Treasury stock — at cost	(1,300,083)	(1,300,083)

	6,185,068	6,318,109

	$20,257,031	$22,560,662

The accompanying notes are an integral part of these statements.

Folz Vending Co., Inc. and Affiliates

COMBINED STATEMENTS OF EARNINGS

Year ended December 31,

	2001	2000

Vending sales	$51,789,168	$55,013,628
Cost of sales	26,893,684	29,295,384

Gross profit	24,895,484	25,718,244
Costs and expenses
Selling, general and administrative expenses	21,147,499	22,951,784
Store removal costs		194,578
Depreciation and amortization	2,681,750	2,657,303

Total costs and expenses	23,829,249	25,803,665

Operating profit (loss)	1,066,235	(85,421)
Interest expense	(954,327)	(1,024,150)
Other income – net	361,612	438,590

Earnings (loss) before income tax expense	473,520	(670,981)
Income tax expense (refund)	134,503	(76,294)

NET EARNINGS (LOSS)	$339,017	$(594,687)

Folz Vending Co., Inc. and Affiliates

COMBINED STATEMENT OF STOCKHOLDER’S EQUITY

Years ended December 31, 2001 and 2000

				Accumulated
		Additional		other
	Capital stock -	paid-in	Retained	comprehensive	Treasury stock -		Comprehensive
	no par value	capital	earnings	loss	at cost	Total	income (loss)

Balance, January 1, 2000	$500,000	$127,380	$8,106,546		$(1,300,083)	$7,433,843
Distributions to shareholder			(521,047)			(521,047)
Net loss			(594,687)			(594,687)	$(594,687)

Comprehensive loss							$(594,687)

Balance, December 31, 2000	500,000	127,380	6,990,812		(1,300,083)	6,318,109
Fair market value of interest rate swap agreement at January 1, 2001				$(80,354)		(80,354)	$(80,354)
Disposal of common stock of affiliate		(1,000)				(1,000)
Decrease in fair market value of interest rate swap agreement				(189,954)		(189,954)	(189,954)
Distributions to shareholder			(200,750)			(200,750)
Net income			339,017			339,017	339,017

Comprehensive income							$68,709

Balance, December 31, 2001	$500,000	$126,380	$7,129,079	$(270,308)	$(1,300,083)	$6,185,068

The accompanying notes are an integral part of this statement.

Folz Vending Co., Inc. and Affiliates

COMBINED STATEMENTS OF CASH FLOWS

Year ended December 31,

	2001	2000

Cash flows from operating activities
Net earnings (loss)	$339,017	$(594,687)

Adjustments to reconcile net earnings (loss) to net cash provided by operating activities
Depreciation and amortization of property, plant and equipment	2,696,077	2,672,159
Gain on sale of fixed assets	(108,493)	(173,839)
Changes in operating assets and liabilities
(Increase) decrease in assets
Inventories	273,877	595,826
Prepaid expenses and receivables	119,276	768,507
Other assets	342,199	(111,256)
Increase (decrease) in liabilities
Accounts payable	(761,162)	(1,437,662)
Commissions payable	41,801	(275,229)
Accrued liabilities	(34,399)	(244,531)
Income taxes payable		(29,855)

	2,569,176	1,764,120

Net cash provided by operating activities	2,908,193	1,169,433

Cash flows from investing activities
Capital expenditures	(911,254)	(2,251,808)
Proceeds from sale of equipment	265,376	243,720
Due from stockholder and affiliates	53,240	15,121

Net cash used in investing activities	(592,638)	(1,992,967)

Folz Vending Co., Inc. and Affiliates

COMBINED STATEMENTS OF CASH FLOWS (continued)

Year ended December 31,

	2001		2000

Cash flows from financing activities
Issuances of long-term debt	$		$1,500,000
Repayments of long-term debt		(1,750,000)	(750,000)
Repayments of notes payable		(170,127)	(230,608)
Issuances of notes payable			163,261
Disposal of common stock of affiliate		(1,000)
Distribution to stockholder		(200,750)	(521,047)

Net cash (used in) provided by financing activities		(2,121,877)	161,606

NET INCREASE (DECREASE) IN CASH		193,678	(661,928)
Cash at beginning of year		1,193,892	1,855,820

Cash at end of year		$1,387,570	$1,193,892

Supplemental disclosures of cash flow information:
Cash paid during the year for
Interest		$993,773	$1,000,082
Income taxes		$90,232	$97,199
Income tax refunds		$21,339	$67,538
Supplemental noncash investing and financing activities:
Equipment financed through the issuance of promissory notes aggregated approximately $233,000 in 2001

The accompanying notes are an integral part of these statements.

Folz Vending Co., Inc. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2001 and 2000

NOTE A – DESCRIPTION OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Folz Vending Co., Inc. operates coin-operated vending machines at retail locations throughout the United States and Canada, which dispense children’s toys and novelty items, as well as gum and confections.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows:

1.	Financial Statement Presentation

The combined financial statements of Folz Vending Co., Inc. and Affiliates include the accounts of Folz Vending Co., Inc. (the “Company”) and its 70%-owned subsidiary, Folz Novelty Co., Inc. In January 2001, the stock of Roger’s Leasing Service Co., Inc., which was 67% owned by the sole stockholder of the Company, was sold to a third party. No gain or loss on the sale was recorded by the Company.

As a result of common control and ownership, the above companies are 100% combined without reflecting minority interest in the accompanying financial statements.

All accounts and transactions among the combined companies have been eliminated in the accompanying combined financial statements.

2.	Translation of Foreign Currencies

Under provisions applicable to the Company outlined in Statement of Financial Accounting Standards No. 52 (“SFAS No. 52”), “Foreign Currency Translation,” of the Financial Accounting Standards Board, the Company considers the U.S. dollar to be the functional currency of Folz Vending Co., Ltd. (a foreign corporation). Accordingly, nonmonetary assets and liabilities are remeasured into U.S. dollars using historical rates and the exchange gains and losses are included in operations for the year.

3.	Revenue Recognition

Vending sales represents cash receipts from customers using coin-operated vending machines and is recognized when collected. Cost of sales is comprised primarily of the cost of products vended through the machines, the servicing of machines and commissions paid to retail locations.

Folz Vending Co., Inc. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

December 31, 2001 and 2000

NOTE A (continued)

4.	Shipping and Handling Costs

Pursuant to EITF 00-10, “Accounting for Shipping and Handling Fees and Costs,” the Company includes all shipping and handling expenses incurred by the Company in cost of sales.

5.	Inventories

Inventories, consisting of merchandise held for sale, are stated at the lower of cost or market; cost is determined using the first-in, first-out method.

6.	Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets, less any salvage value, to operations over their estimated service lives, principally on a straight-line basis. The estimated lives used in determining depreciation and amortization are as follows:

Years

Vending equipment	5-20
Transportation equipment	5
Furniture and fixtures	8
Leasehold improvements	15
Computer equipment	8
Condominium	31
Trucking equipment	5

7.	Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Folz Vending Co., Inc. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

December 31, 2001 and 2000

NOTE A (continued)

8.	Income Taxes

The Company and its affiliates file separate Federal and state income tax returns. The Company’s primary operating entity has elected to be treated as an S Corporation for tax purposes. Under this election, income taxes are payable personally by the shareholder of the Company. Certain states in which the Company operates do not recognize S Corporation elections, and, accordingly, a provision for state taxes has been included in the financial statements.

Folz Novelty Co., Inc. is treated as a C Corporation for tax purposes. For this affiliate and for the state taxes on income referred to above, the Company follows Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. The net differences between financial statement and tax basis asset and liability values are not material.

9.	Retirement Plans

The Company maintains 401(k) savings plans for union and nonunion employees. Employees become eligible for participation in the plans after six months of service (determined on the basis of actual hours for which an employee is paid, or entitled to payment). Under the plans, employees may contribute up to 15% of their salary to the plans. The Company matches 30% of the first 5% of the employee’s contribution. The Company’s contributions to the plans for 2001 and 2000 were approximately $93,000 and $126,000, respectively.

10.	Use of Estimates and Fair Value of Financial Instruments

In preparing combined financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Based upon historical experience, the Company increased the estimate of the useful life of certain equipment from 5 to 10 years and 10 to 20 years for bulk vending equipment effective January 1, 2000. The effect of this revision decreased depreciation and amortization expense by $916,842 in 2000. The new estimated useful lives have been recognized over the remaining useful lives of the respective assets.

Folz Vending Co., Inc. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

December 31, 2001 and 2000

NOTE A (continued)

The Company has estimated the fair value of financial instruments using available market information and other valuation methodologies in accordance with Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments.” Management of the Company believes that the fair value of financial instruments, consisting principally of cash and accounts payable approximate carrying value based on the short-term maturity of these instruments. The estimated fair values of the Company’s bank financing, equipment notes and interest rate swap agreements, based upon market rates, approximate the carrying values.

11.	Derivative Financial Instruments

As of January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, “Accounting for Derivatives and Hedging Activities” (“SFAS 133”), as amended. As a result of adopting, SFAS 133, the Company recognizes its interest rate swap agreements in the combined financial statements at fair value. Changes in the fair value of derivative financial instruments are either recognized periodically in income or in stockholder’s equity as a component of accumulated other comprehensive income depending on whether the derivative financial instrument qualifies for hedge accounting, and if so, whether it qualifies as a fair value or cash flow hedge. Generally, the changes in the fair value of derivatives accounted for as fair value hedges are recorded in income along with the portions of the changes in the fair value of hedged items that relate to the hedged risks. Changes in the fair value of derivatives accounted for as cash flow hedges, to the extent they are effective as hedges, are recorded in accumulated other comprehensive income. Changes in the fair values for derivatives not qualifying as hedged are reported in income.

Derivative financial instruments are used by the Company principally in the management of its foreign currency and interest rate exposures. The swap agreements are designated with the principal amounts and terms of the underlying debt being hedged, and they qualify as effective hedges under SFAS 133. Since the swap agreements are classified as cash flow hedges, the fair value of $(270,308) has been recorded as a component of accrued liabilities, and accumulated other comprehensive income has been reduced by the same amount as the derivative, with no impact on earnings. Amounts to be paid or received under interest rate swap agreements are accrued as interest rates change and are recognized over the life of the swap agreements as an adjustment to interest expense. Since SFAS 133 was adopted by the Company as of January 1, 2001, the fair value of the swap agreements of $(80,354) at December 31, 2000 are not recorded in the combined financial statements at December 31, 2000.

Folz Vending Co., Inc. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

December 31, 2001 and 2000

NOTE A (continued)

12.	Impact of Recently Issued Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 (“SFAS No. 141”), “Business Combinations,” and No. 142 (“SFAS No. 142”), “Goodwill and Other Intangible Assets.” SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indictors arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company is required to adopt SFAS No. 142 effective January 1, 2002. The adoption of the provisions of SFAS No. 142 will not have a material impact on the Company’s results of operations and financial position.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143 (“SFAS No. 143”), “Accounting for Asset Retirement Obligations.” This statement addresses financial and reporting obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is currently evaluating the effect of the adoption of SFAS No. 143 on its financial position and results of operations.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement supersedes Statement of Financial Accounting Standards No. 121 (“SFAS No. 121”), “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” and Accounting Principles Board Opinion No. 30, “Reporting Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for recognition and measurement of impairment, but amends the accounting and reporting standards for segments of a business to be disposed of. The provisions of this statement are required to be adopted no later than fiscal years beginning after December 31, 2001, with early adoption encouraged. The Company is currently evaluating the effect that adoption of the provisions of SFAS No. 144 will have on its results of operations and financial position.

Folz Vending Co., Inc. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

December 31, 2001 and 2000

NOTE B – PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31:

	2001	2000

Vending equipment	$36,250,852	$35,344,456
Transportation equipment	205,998	444,496
Furniture and fixtures	1,290,073	1,281,028
Leasehold improvements	512,525	512,525
Computer equipment	1,414,764	1,297,210
Condominium		95,750
Trucking equipment		170,759

	39,674,212	39,146,224
Less accumulated depreciation and amortization	29,370,886	27,134,181

	$10,303,326	$12,012,043

NOTE C – OTHER ASSETS

     Other assets consist of the following at December 31:

	2001	2000

Deferred charges and other	$575,602	$910,320
Security deposit	60,000	60,000
Cash surrender value on officer’s life insurance policy	346,452	353,933

	$982,054	$1,324,253

Folz Vending Co., Inc. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

December 31, 2001 and 2000

NOTE D – ACCRUED EXPENSES

     Accrued expenses consist of the following at December 31:

	2001	2000

Payroll and other benefits	$301,981	$305,842
Professional fees	14,127	17,682
Interest		40,230
Rent	138,020	153,629
Other	171,811	142,955
Fair market value of interest rate swap agreement	270,308	—

	$896,247	$660,338

NOTE E — DEBT

     Debt consists of the following at December 31:

	Annual
	interest rate	2001	2000

Revolving credit loan (1)	LIBOR + 5.95%	$1,950,000	$2,450,000
Revolving credit loan (1)	9.74%	3,000,000	3,000,000
Term loan (1)	9.79%	3,000,000	4,250,000
Equipment notes payable (2)	8.46% - 10.00%	429,030	366,168

		8,379,030	10,066,168
Less
Current maturities		1,760,511	1,430,883

		$6,618,519	$8,635,285

Folz Vending Co., Inc. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

December 31, 2001 and 2000

NOTE E (continued)

1.	Bank Financing

In 1993, the Company entered into a lending agreement with a bank and, concurrently, the Company’s sole stockholder refinanced certain real property owned by the stockholder and leased to the Company, the proceeds of which, $1,500,000, under the terms of the agreement, have been lent to the Company in the form of subordinated debt at an annual interest rate of 1% above the prime rate (5.75% at December 31, 2001). Repayments of the subordinated debt are restricted under the bank lending agreement.

The Company’s lending agreement with its bank, expiring in January 2003, as amended (“the Agreement”) provided the Company with maximum borrowings of $11,500,000, of which $10,500,000 was available for direct borrowings and $1,000,000 is available for letters of credit. Outstanding letters of credit at December 31, 2001 aggregated $540,376. Pursuant to the Agreement the revolving credit loan borrowings are due $90,000 per month beginning August 2001 through December 2001, $50,000 per month beginning January 2002 through October 31, 2002, with the remaining balance due on January 2, 2003. In addition at December 31, 2001, $3,000,000 was outstanding pursuant to a term loan agreement, which requires equal quarterly principal payments of $250,000 plus interest through December 2004.

The Company entered into interest rate swap agreements to limit the effect of increases in the interest rates on any floating rate debt. The swap agreements are contracts to exchange floating rate for fixed interest payments periodically over the life of the agreements without the exchange of the underlying notional amounts. In 1999, the Company entered into two swap agreements, expiring in June 2002 and December 2004, respectively, for an aggregate notional amount of $6,000,000. The effect of these agreements is to limit the interest rate exposure to 9.74% on $3,000,000 and 9.79% on $3,000,000 of the Company’s debt under its lending agreement with a bank.

The Agreement contains certain financial covenants, relating to fixed charge coverage, leverage ratios, limitations on capital expenditures and other financing, maintenance of minimum tangible net worth, and limits distributions to the Company’s stockholder, principally in amounts sufficient to pay income taxes directly attributable to the taxable earnings of the Company. Borrowings under the Agreement are collateralized by substantially all of the assets of the Company and are guaranteed by the Company’s stockholder.

Folz Vending Co., Inc. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

December 31, 2001 and 2000

NOTE E (continued)

2.	Equipment Notes

Equipment notes payable consist of various notes collateralized by vending and warehouse equipment and are payable in varying amounts through 2005.

Aggregate maturities of debt for the years subsequent to December 31, 2001 are as follows:

2002	$1,760,511
2003	5,601,406
2004	1,016,399
2005	714

$8,379,030

NOTE F — COMMITMENTS AND CONTINGENCIES

1.	Lease Commitments

The Company leases certain of its facilities from a stockholder of the Company. Under the terms of an oral agreement, the Company maintains a $60,000 security deposit with the stockholder and is obligated to make annual payments of $300,000. This amount is not included in the future minimum payments schedule.

The Company leases various facilities, transportation, office and warehouse equipment under noncancellable operating lease agreements, which expire at various dates through 2006.

The following is a schedule of the future minimum payments under noncancellable operating leases as of December 31, 2001:

Amount

Year ending December 31,
2002	$339,970
2003	170,667
2004	81,685
2005	6,998
2006	2,721

$602,041

Folz Vending Co., Inc. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

December 31, 2001 and 2000

NOTE F (continued)

Rent expense, included amounts incurred under leases with related parties, was approximately $2,113,000 and $2,277,000 for the years ended December 31, 2001 and 2000, respectively.

2.	Litigation Matters

The Company is not involved in any significant litigation which, in the opinion of the management of the Company, will have a material adverse effect on the combined financial position or results of operations of the Company.

NOTE G – BUSINESS CONCENTRATIONS AND GEOGRAPHIC DATA

1.	Business Concentrations

During 2001, the Company had sales to three customers, each comprising 19%, 12% and 10% of total sales. During 2000, the Company had sales to three customers, each comprising 18%, 13% and 8% of total sales. The Company purchased approximately 21% and 16% of its products from two suppliers in 2001 and 28% and 17% in 2000. If required, management believes that, similar products are readily available from various alternative sources.

2.	Geographic Data

All of the Company’s identifiable assets and results of operations are located in the United States and Canada. Geographic data, as of and for the years ended December 31, 2001 and 2000, is as follows:

	2001	2000

Revenue
United States	$48,223,821	$51,250,632
Canada	3,565,347	3,762,996

	$51,789,168	$55,013,628

Property and equipment, net
United States	$10,062,811	$11,549,593
Canada	240,515	462,450

	$10,303,326	$12,012,043

Folz Vending Co., Inc. and Affiliates

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

December 31, 2001 and 2000

NOTE H — INCOME TAXES

     The provision (benefit) for income taxes consists of the following:

	Year ended December 31,

	2001	2000

Federal	$26,018	$(35,744)
Foreign	47,742
State and local	60,743	(40,550)

	$134,503	$(76,294)